EXHIBIT 4.1


                                             855 Route 10 East
CAPELOGIC INCORPORATED                       Suite 106
----------------------                       Randolph, NJ 07869

                                             Tel. 973-895-7236
                                             Fax. 973-895-7218
                                             www.Capelogic.com


February 22, 2006


Advisor's Disciplined Trust 69
c/o The Bank of New York, as Trustee
BNY Atlantic Terminal
2 Hanson Place, 12th Floor
Brooklyn, New York  11217



     Re:                 Advisor's Disciplined Trust 69
                    GNMA Advantage Income Portfolio, Series 5
                    -----------------------------------------

Gentlemen:


     We have examined the Registration Statement File No. 333-131419, for the referenced Trust and acknowledge that CapeLogic, Inc. is currently acting as the evaluator for the GNMA Advantage Income Portfolio, Series 5. Subsequently, we hereby consent to the reference of CapeLogic, Inc. as Trust evaluator.

     In addition, we confirm that the ratings of the bonds comprising the portfolio of the Trust, as indicated in the Registration Statement, are the ratings currently indicated in our data base as of the date of the evaluation report.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                Sincerely,


                                /s/ SALMAN AHMAD
                                --------------------------
                                Salman Ahmad
                                Treasurer